_________________________________________________

United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 9, 2007

          Seawright Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-56848	54-1965220
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Cameron Street Alexandria, Virginia	22134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 340-1629

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2007 (the “Closing Date”), Seawright Holdings, Inc. (the “Registrant”) finalized Convertible Note Conversion Agreements with certain holders of 11% Convertible Promissory Notes due September 1, 2009 (the “Notes”) which were sold as part of the offering that closed on January 31, 2005. Under the original terms of the Notes, they were convertible into shares of the Registrant’s common stock at $0.85 per share. In order to induce the Note holders to convert their Notes, $888,000 in principal amount of the Notes were modified so that the Notes are convertible into one share of the Registrant’s common stock for each $0.60 of principal and unpaid interest.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the transaction described in Item 1.01, the Registrant has agreed to issue 1,619,602 shares of common stock to the Note holders upon the conversion of the 11% Convertible Promissory Notes due September 1, 2009. The common stock issued to the Note holders by the Registrant will be issued pursuant to the exemption from registration available under Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWRIGHT HOLDINGS, CIN.

By:	/s/ Joel P. Sens

Name: Joel P. Sens Title: Chief Executive Officer

Dated: May 24, 2007